Exhibit 10.3

GUARDANT HEALTH, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(EFFECTIVE APRIL 1, 2019)

Eligible Directors (as defined below) on the board of directors (the “Board”) of Guardant Health, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries (each, an “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.
This Program shall become effective upon the date set forth above (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program.
1.Cash Compensation.
a.    Annual Retainers. Effective upon the Effective Date, each Eligible Director shall be eligible to receive an annual cash retainer of $48,000 for service on the Board.
b.    Additional Annual Retainers. In addition, effective upon the Effective Date, an Eligible Director shall be eligible to receive the following additional annual retainers, as applicable:
(i)    Lead Independent Director. An Eligible Director serving as Lead Independent Director of the Board shall be eligible to receive an additional annual retainer of $10,000 for such service.
(ii)    Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $20,000 for such service. An Eligible Director serving as a member of the Audit Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $10,000 for such service.
(iii)    Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $15,000 for such service. An Eligible Director serving as a member of the Compensation Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $7,500 for such service.
(iv)     Nominating and Corporate Governance Committee. An Eligible Director serving as Chairperson of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $10,000 for such service. An Eligible Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $5,000 for such service.
c.    Payment of Retainers. The annual cash retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. Annual cash retainers will not be pro-rated for any partial calendar quarter of service. For the avoidance of doubt, no Eligible Director will receive any annual cash retainer (or portion thereof) under Section 1(a) with respect to services provided to the Company prior to the Effective Date.

2.Equity Compensation.
a.    General. Eligible Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2018 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. Notwithstanding any provision to the contrary in this Program or the Equity Plan, the amount of any cash compensation and/or the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted under this Program shall be subject to any limitations imposed under the Equity Plan or any other applicable Company agreement, program, policy or plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Plan.
b.    Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date automatically shall be granted an Option with a value of $215,000 (the “Initial Option”) and a Restricted Stock Unit award with a value of $215,000 (the “Initial RSU Award” and, together with the Initial Option, the “Initial Award”). The number of Shares subject to an Initial Option shall be determined by dividing the value of the Initial Option by the per share Black-Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements but using an average closing price for the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date. The number of Shares subject to an Initial RSU Award shall be determined by dividing the value of the Initial RSU Award by the average closing price for the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date. Each Initial Award shall be granted on the date on which such Eligible Director is appointed or elected to serve on the Board (the “Election Date”), and each such award shall vest and become exercisable, as applicable, as to one-third of the Shares subject to such award on each of the first three anniversaries of such Election Date, subject to continued service through the applicable vesting date. The Initial Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable grant date, and shall have a maximum term of ten years from the applicable grant date.
c.    Annual Awards. An Eligible Director who has served on the Board for at least six months as of the date of the annual meeting of the Company’s stockholders beginning with the annual meeting in calendar year 2019 shall be granted, on such annual meeting date, an Option with a value of $107,500 (the “Annual Option”) and a Restricted Stock Unit award with a value of $107,500 (the “Annual RSU Award” and, together with the Annual Option, the “Annual Award”). The number of Shares subject to an Annual Option shall be determined by dividing the value of the Annual Option by the per share Black-Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements but using an average closing price for the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date. The number of Shares subject to an Annual RSU Award shall be determined by dividing the value by the average closing price for the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date. Each Annual Award shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to continued service through the applicable vesting date. The Annual Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable grant date, and shall have a maximum term of ten years from the applicable grant date.
d.    Accelerated Vesting Events. Notwithstanding the foregoing, an Eligible Director’s Initial Award and Annual Award(s) shall vest in full immediately prior to (i) such Eligible Director’s Termination of Service by the Company without Cause (as defined below) or due to his/her death or Disability (as defined below) or (ii) the occurrence of a Change in Control, in each case, to the extent outstanding at such time.

3.Certain Defined Terms.
a.    “Cause” means the occurrence of any one or more of the following events unless, to the extent capable of correction, the Eligible Director fully corrects the circumstances constituting Cause within 15 days after receipt of written notice thereof:
i.    the Eligible Director’s willful failure to substantially perform his or her duties with the Company (other than any such failure resulting from the Eligible Director’s incapacity due to physical or mental illness), after a written demand for performance is delivered to the Eligible Director by the Board, which demand specifically identifies the manner in which the Board believes that the Eligible Director has not performed his or her duties;

ii.    the Eligible Director’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to the Company;

iii.    the Eligible Director’s material misappropriation or embezzlement of the property of the Company or any of its affiliates;

iv.    the Eligible Director’s commission of, including any entry by the Eligible Director of a guilty or no contest plea to, a felony (other than a traffic violation) or other crime involving moral turpitude, or the Eligible Director’s commission of unlawful harassment or discrimination;

v.    the Eligible Director’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by the Eligible Director of his or her fiduciary duty to the Company, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company; or

vi.    (f)    the Eligible Director’s material breach of the Eligible Director’s obligations under a written agreement between the Company and the Eligible Director.
b.    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code.

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